SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  Form 8-K/A-1

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934.


          Date of Report (Date of earliest event reported) May 21, 1997
                                                           ------------


                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


          COLORADO                     0-15224                   84-0969445
          --------                     -------                   ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                1251 South Huron, Unit C, Denver, Colorado 80223
                ------------------------------------------------
               (Address of principle executive offices) (Zip Code)


                                 (303) 733-5339
                                 --------------
              (Registrant's telephone number, including area code)


         Former name or former address if changed since last report: N/A

The Company previously reported the date of this Form 8-K as May 19, 1997, which date is hereby amended to May 21, 1997.



ITEM 7. Financial Statements and Exhibits.
        ----------------------------------


                 See Index to Financial Statements on page F-1.

                       Advance Display Technologies, Inc.
                          (A Development Stage Company)

                              Financial Statements
                                 March 31, 1997





                                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                                          (A Development Stage Company)

                                          INDEX TO FINANCIAL STATEMENTS


                                                                                                         PAGE
                                                                                                         ----
1.       Unaudited Pro Forma Combined Condensed Financial Information

         a.       Introduction............................................................................F-3

         b.       Pro Forma Combined Condensed Balance Sheet..............................................F-4

                  o        Advance Display Technologies, Inc. as of March 31, 1997
                  o        Display Optics, Ltd. as of March 31, 1997
                  o        Display Group, LLC as of March 31, 1997

         c.       Pro Forma Interim Combined Condensed Statement of Operations............................F-5

                  o        Advance Display Technologies, Inc. for the Nine Months Ended
                           March 31, 1997
                  o        Display Optics, Ltd. for the Nine Months Ended March 31, 1997
                  o        Display Group, LLC for the Nine Months Ended March 31, 1997

         d.       Pro Forma Fiscal Combined Condensed Statement of Operations.............................F-6

                  o        Advance Display Technologies, Inc. for the Year Ended June 30, 1996
                  o        Display Optics, Ltd. for the Year Ended June 30, 1996
                  o        Display Group, LLC for the Year Ended June 30, 1996

         e.       Notes to Pro Forma Financial Information................................................F-7


2.       Display Optics, Ltd.

         a.       Independent Auditor's Report............................................................F-8

         b.       Balance Sheets as of March 31, 1997 (Unaudited) and June 30, 1996 ......................F-9

         c.       Statements of Operations for the Nine Months Ended March 31, 1997
                  and 1996 (Unaudited), for the Years Ended June 30, 1996 and 1995 and
                  Cumulative from Inception (December  31, 1993) through March 31, 1997
                  (Unaudited)............................................................................F-10

         d.       Statement of Changes in Partners' Capital for the Period from December 31, 1993
                  (Inception) to March 31, 1997 (Unaudited)..............................................F-11


                                                           F-1




         e.       Statements of Cash Flows for the Nine Months Ended March 31, 1997
                  and 1996 (Unaudited), for the Years Ended June 30, 1996 and 1995, and
                  Cumulative from Inception (December 31, 1993) through March 31, 1997
                  (Unaudited)............................................................................F-12

         f.       Notes to Financial Statements..........................................................F-13


3.       Display Group, LLC

         a.       Independent Auditor's Report...........................................................F-17

         b.       Balance Sheets as of March 31, 1997 (Unaudited) and June 30, 1996 .....................F-18

         c.       Statements of Operations for the Nine Months Ended March 31, 1997
                  and 1996 (Unaudited), for the Year Ended June 30, 1996, for the Period
                  from Inception (March 15, 1995) through June 30, 1995, and Cumulative from
                  Inception (March 15, 1995) through March 31, 1997 (Unaudited)..........................F-19

         d.       Statement of Changes in Members' Capital for the Period from March 15, 1995
                  (Inception) to March 31, 1997 (Unaudited)..............................................F-20

         e.       Statements  of Cash Flows for the Nine Months  Ended March 31,
                  1997 and 1996  (Unaudited),  for the Year Ended June 30, 1996,
                  for the Period from  Inception  (March 15, 1995)  through June
                  30, 1995, and Cumulative from
                  Inception (March 15, 1995) through March 31, 1997 (Unaudited)..........................F-21

         f.       Notes to Financial Statements..........................................................F-22


                                                           F-2

                       ADVANCE DISPLAY TECHNOLOGIES, INC.

       INTRODUCTION TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)


The following unaudited pro forma combined condensed  financial  information has
been  prepared  in  accordance  with   guidelines   established  by  regulations
promulgated by the Securities and Exchange Commission.

The accompanying unaudited pro forma combined condensed balance sheet presents the balance sheet of Advance Display Technologies, Inc. (ADTI or the "Company") as of March 31, 1997 together with the balance sheets of Display Optics, Ltd.
(DOL) and Display Group, LLC (Group) as of March 31, 1997 and gives effect to the acquisition of DOL and Group resulting in those two entities becoming wholly-owned subsidiaries of ADTI resulting from (i) the exchange of DOL and Group ownership interests, (ii) the exchange of $1,799,027 in convertible notes and guarantees, and (iii) the exchange of 2,991,474 shares of ADTI's Series B Preferred Stock held by certain investors all for 17,509,868 shares (or 89% of the outstanding common stock after the exchange) of ADTI common stock, and the issuance of 1,843,900 shares of ADTI Series C Preferred Stock to the exchanging parties. The unaudited pro forma condensed statements of operations for the nine months ended March 31, 1997 and the year ended June 30, 1996 include the results of operations of ADTI, DOL and Group for their respective periods and give effect to the pro forma adjustments as if all such transactions had occurred at the beginning of the periods presented.

The Series C Preferred Stock issued as part of the exchange entitles holders to receive dividends, as and if declared by the Board of Directors, totaling, in the aggregate, $.83 per share. Dividends on the Series C Preferred Stock shall be paid before any dividends or other distributions shall be declared or paid on the Company's common stock. The Company may elect to redeem some or all the Series C Preferred Stock, at its option, at the preferred stock's liquidation value of $.67 plus any unpaid dividends. Holders may require the Company to redeem the Series C Preferred Stock any time after the Company has fully paid the dividend of $.83 per share or at any time after a change in control of the Company, as defined. If redeemed at the election of the holder, the Company has the option to redeem the Series C Preferred Stock by issuance of either cash or the Company's common stock.

These unaudited pro forma statements are not necessarily indicative of future financial positions or results of operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the periods presented and should be read in conjunction with the historical financial statements included elsewhere in this Form 8-K filing or ADTI's Form 10-KSB for the year ended June 30, 1996.

                                           ADVANCE DISPLAY TECHNOLOGIES, INC.

                                       PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                       (UNAUDITED)



                                                    ADTI          DOL           GROUP
                                                  MARCH 31,    MARCH 31,       MARCH 31,     PRO FORMA     PRO FORMA
                                                   1997           1997           1997        ADJUSTMENTS    COMBINED
                                               ------------   -----------    --------------  -----------   -----------
CURRENT ASSETS:
     Cash                                      $      --      $     8,360    $     2,641     $     --      $    11,001
     Notes receivable                                 --             --          932,925       (932,925)(A)       --
     Other current assets                             --           13,034        109,785       (112,812)(A)     10,007
                                               -----------    -----------    -----------    -----------    -----------
          Total current assets                        --           21,394      1,045,351     (1,045,737)        21,008

EQUIPMENT, net                                        --           65,498           --             --           65,498

INTANGIBLE ASSETS                                  361,429        361,429        225,000       (361,429)(B)    586,429
                                               -----------    -----------    -----------    -----------    -----------

TOTAL ASSETS                                   $   361,429    $   448,321    $ 1,270,351    $(1,407,166)   $   672,935
                                               ===========    ===========    ===========    ===========    ===========

CURRENT LIABILITIES:
     Due to affiliated parties                 $      --      $   319,934    $   161,948    $  (112,812)(A)$      --
                                                      --             --             --         (163,449)(A)
                                                      --             --             --         (205,621)(C)
     Accounts payable and accrued liabilities      125,073        455,819           --             --          580,892
     Notes payable                                    --        1,670,046      1,061,905       (932,925)(A)       --
                                                                                             (1,799,026)(D)
                                               -----------    -----------    -----------    -----------     ----------
          Total current liabilities                125,073      2,445,799      1,223,853     (3,213,833)       580,892

RESEARCH AND DEVELOPMENT LIABILITY               2,244,605           --             --          163,449 (A)       --
                                                                                             (2,408,054)(E)       --

STOCKHOLDERS' EQUITY (DEFICIT)                  (2,008,249)    (1,997,478)        46,498       (361,429)(B)     92,043
                                                                                              1,799,026 (D)
                                                                                              2,408,054 (E)
                                                                                                205,621 (C)
                                               -----------    -----------    -----------    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $   361,429    $   448,321    $ 1,270,351    $(1,407,166)   $   672,935
                                               ===========    ===========    ===========    ===========    ===========




                               See accompanying notes to condensed financial information.

                                                          F-4


                                           ADVANCE DISPLAY TECHNOLOGIES, INC.

                              PRO FORMA INTERIM COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                       (UNAUDITED)



                                                 ADTI           DOL           GROUP
                                              -----------    -----------    -----------
                                                FOR THE        FOR THE        FOR THE
                                              NINE MONTHS    NINE MONTHS    NINE MONTHS
                                                 ENDED          ENDED         ENDED
                                               MARCH 31,      MARCH 31,      MARCH 31,      PRO FORMA   PRO FORMA
                                                 1997           1997           1997        ADJUSTMENTS   COMBINED
                                             ------------   ------------   ------------    ------------ ------------

REVENUES                                      $     --      $   122,841    $      --       $     --     $   122,841

COSTS AND EXPENSES                              (995,257)      (928,769)        (2,240)       928,769(F)   (997,497)
                                              -----------   -----------    -----------    -----------    -----------

OPERATING LOSS                                  (995,257)      (805,928)        (2,240)       928,769       (874,656)

OTHER INCOME (EXPENSES):
    Other income and expense, net                 12,841           --             --          (12,841)(F)       --
    Interest income                                7,534            408         84,529         (7,534)(F)        408
                                                                                              (84,529)(G)
    Interest expense                                --         (129,728)      (114,202)       152,691 (H)     (6,710)
                                                                                               84,529 (G)
                                              -----------    ----------    -----------    -----------    -----------
          Total other income (expense)            20,375       (129,320)       (29,673)       132,316         (6,302)
                                              -----------    ----------    -----------    -----------    -----------

NET LOSS                                     $  (974,882)   $  (935,248)   $   (31,913)   $ 1,061,085    $  (880,958)
                                             ===========    ===========    ===========    ===========    ===========

NET LOSS PER COMMON SHARE                    $      (.25)                                                $      (.04)
                                             ===========                                                 ===========

WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING                     3,834,055                                                  21,402,285 (I)
                                             ===========                                                 ===========




                               See accompanying notes to condensed financial information.

                                                           F-5




                                           ADVANCE DISPLAY TECHNOLOGIES, INC.

                               PRO FORMA FISCAL COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                       (UNAUDITED)



                                                ADTI           DOL               GROUP
                                             ----------    ----------         -----------
                                               FOR THE       FOR THE            FOR THE
                                             YEAR ENDED    YEAR ENDED         YEAR ENDED
                                              JUNE 30,      JUNE 30,           JUNE 30,          PRO FORMA      PRO FORMA
                                                1996          1996               1996*          ADJUSTMENTS     COMBINED
                                            -----------    ----------        ------------    ----------------  -----------

REVENUES                                    $     --       $      --         $       --       $      --   (F)  $     --

COSTS AND EXPENSES                            (989,442)       (828,092)            (5,019)        828,092 (F)    (994,461)
                                          ------------    ------------       ------------    ------------      ----------

OPERATING LOSS                                (989,442)       (828,092)            (5,019)        828,092        (994,461)

OTHER INCOME (EXPENSES):
    Interest income                             12,800              70             59,671         (12,800) (F)         70
                                                                                                  (59,671) (G)
    Interest expense                              --           (85,060)           (79,081)         59,671  (G)     (2,103)
                                                                                                  102,367  (H)
                                          ------------    ------------       ------------    ------------      ----------
          Total other income (expense)          12,800         (84,990)           (19,410)         89,567          (2,033)
                                          ------------    ------------       ------------    -------------     ----------

NET LOSS                                  $   (976,642)   $   (913,082)      $    (24,429)   $    917,659      $ (996,494)
                                          ============    ============        ============   ============      ==========

NET LOSS PER COMMON SHARE                 $       (.25)                                                        $     (.05)
                                          ============                                                         ==========

WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING                   3,834,055                                                         21,343,923(I)
                                          ============                                                         ==========




------------------------
*Group was formed March 15, 1995, however, there was no significant activity through June 30, 1995.




                               See accompanying notes to condensed financial information.

                                                           F-6

                       ADVANCE DISPLAY TECHNOLOGIES, INC.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION


A    To eliminate receivable and payable balances between ADTI, DOL, and Group.

B To eliminate ADTI's investment in DOL which was the result of patents and technology which were contributed by ADTI for its interest in DOL.

C To reduce accrued interest for interest forgiven by note holders in connection with the acquisition.

D To reflect the exchange of $1,499,522 in convertible notes for shares of ADTI common stock and Series C Preferred Stock. Furthermore, Group exchanged its line-of-credit, which had an outstanding balance of $299,505 at March 31, 1997, with the guarantors on the line in exchange for shares of ADTI common stock and Series C Preferred Stock.

E To eliminate the research and development liability on ADTI's books and accumulated deficit related to research and development and general and administrative expenses recorded on both ADTI's and DOL's books.

F To eliminate income statement activity for DOL which is reflected in both the DOL income statement and the ADTI income statement due to ADTI accounting for its relationship with DOL as a research and development partnership.

G    To eliminate income statement activity between ADTI, DOL, and Group.

H To reduce interest expense recognized on the convertible notes and the line-of-credit which were exchanged for shares of ADTI common stock and Series C Preferred Stock.

I Common shares outstanding on a pro forma basis represents ADTI weighted average shares outstanding for the respective periods, plus the 17,509,868 shares issued in connection with the acquisition.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Display Optics, Ltd.
Denver, Colorado


We have audited the balance sheet of Display Optics, Ltd. as of June 30, 1996 and the related statements of operations, changes in partners' capital (deficit) and cash flows for the years ended June 30, 1996 and 1995. These financial statements are the responsibility of DOL's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Display Optics, Ltd. as of June 30, 1996 and the results of its operations and its cash flows for the years ended June 30, 1996 and 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that DOL will continue as a going concern. As discussed in Note 1 to the financial statements, DOL has incurred substantial losses from operations and is in the development stage, as it has not yet commenced principal operations and has not yet realized significant revenues. These factors raise substantial doubt about DOL's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




HEIN + ASSOCIATES LLP

Denver, Colorado
June 16, 1997

                              DISPLAY OPTICS, LTD.
                          (A Development Stage Company)

                                 BALANCE SHEETS



                                                       March 31,     June 30,
                                                         1997          1996
                                                     -----------    -----------
                                                     (Unaudited)

                                     ASSETS
CURRENT ASSETS:
    Cash                                             $     8,360    $     9,984
    Prepaid and other current assets                      13,034          7,347
                                                     -----------    -----------
         Total current assets                             21,394         17,331

PROPERTY AND EQUIPMENT, net of $16,286
  and $3,737 accumulated depreciation for 1997
   and 1996, respectively                                 65,497         16,156

INTANGIBLE ASSETS                                        361,430        403,620
                                                     -----------    -----------

TOTAL ASSETS                                         $   448,321    $   437,107
                                                     ===========    ===========


                       LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable and accrued liabilities         $   455,819    $   271,129
    Due to ADTI                                          124,915        172,188
    Accrued interest - related parties                   195,019         92,595
    Notes payable - related parties                    1,670,046        963,425
                                                     -----------    -----------
         Total current liabilities                     2,445,799      1,499,337

COMMITMENT (Note 4)

PARTNERS' DEFICIT:
    Partners' capital                                    592,740        592,740
    Accumulated deficit                               (2,590,218)    (1,654,970)
                                                     -----------    -----------
         Total partners' deficit                      (1,997,478)    (1,062,230)
                                                     -----------    -----------

TOTAL LIABILITIES AND PARTNERS' DEFICIT              $   448,321    $   437,107
                                                     ===========    ===========








              See accompanying notes to these financial statements.


                                                  DISPLAY OPTICS, LTD.
                                              (A Development Stage Company)

                                                STATEMENTS OF OPERATIONS

                                                                                                             CUMULATIVE
                                                                                                               FROM
                                                                                                             INCEPTION
                                                  FOR THE NINE                        FOR THE               (DECEMBER 31,
                                                  MONTHS ENDED                      YEARS ENDED                1993)
                                                    MARCH 31,                        JUNE 30,                 THROUGH
                                         -----------------------------      ----------------------------      MARCH 31,
                                             1997             1996              1996            1995             1997
                                         -----------      ------------      -----------      -----------    ------------
                                                   (Unaudited)                                               (Unaudited)

REVENUE:
    Sales revenue                         $   110,000       $     --         $     --        $      --        $   110,000
    Other                                      12,841             --               --               --             12,841
    Interest income                               408               26               70             --                478
                                          -----------      -----------      -----------      -----------      -----------
                                              123,249               26               70             --            123,319

COSTS AND EXPENSES:
    Cost of sales                             244,740             --               --               --            244,740
    General and administrative                494,652          285,720          440,880          294,688        1,361,785
    Research and development
         expense                              105,214          273,092          387,212          231,585          779,917
    Marketing expense                          84,163             --               --               --             84,163
    Interest expense to related
         parties                              129,728           56,341           85,060           28,347          242,932
                                          -----------      -----------      -----------      -----------      -----------

             Total costs and expenses       1,058,497          615,153          913,152          554,620        2,713,537
                                          -----------      -----------      -----------      -----------      -----------

NET LOSS                                  $  (935,248)     $  (615,127)     $  (913,082)     $  (554,620)     $(2,590,218)
                                          ===========      ===========      ===========      ===========      ===========









                                  See accompanying notes to these financial statements.

                                                          F-10

                                                  DISPLAY OPTICS, LTD.
                                              (A Development Stage Company)

                                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
                                    FOR THE PERIOD FROM DECEMBER 31, 1993 (INCEPTION)
                                           THROUGH MARCH 31, 1997 (UNAUDITED)


                                                                Partners'           Accumulated
                                                                Capital              Deficit               Total
                                                                -------              -------               -----

PARTNERS' CAPITAL, December 31, 1993 (Inception)              $      --             $     --              $     --

    Capital contributions                                         592,740                 --                 592,740
    Net loss                                                         --               (187,268)             (187,268)
                                                              -----------          -----------           -----------

PARTNERS' CAPITAL, June 30, 1994                                  592,740             (187,268)              405,472

    Net loss                                                         --               (554,620)             (554,620)
                                                              -----------          -----------           -----------

PARTNERS' CAPITAL, June 30, 1995                                  592,740             (741,888)             (149,148)

    Net loss                                                         --               (913,082)             (913,082)
                                                              -----------          -----------           -----------

PARTNERS' CAPITAL, June 30, 1996                                  592,740           (1,654,970)           (1,062,230)

    Net loss (unaudited)                                             --               (935,248)             (935,248)
                                                              -----------          -----------           -----------

PARTNERS' CAPITAL, March 31, 1997 (Unaudited)                 $   592,740          $(2,590,218)          $(1,997,478)
                                                              ===========          ===========           ===========







                                  See accompanying notes to these financial statements.

                                                          F-11


                                                      DISPLAY OPTICS, LTD.
                                                  (A Development Stage Company)

                                                    STATEMENTS OF CASH FLOWS

                                                                                                                   CUMULATIVE
                                                                                                                     FROM
                                                                                                                   INCEPTION
                                                           FOR THE NINE                     FOR THE               (DECEMBER 31,
                                                           MONTHS ENDED                   YEARS ENDED                 1993)
                                                             MARCH 31,                       JUNE 30,                THROUGH
                                                    ---------------------------     ---------------------------      MARCH 31,
                                                        1997           1996            1996            1995            1997
                                                    ------------   ------------     -----------     -----------     ----------
                                                             (Unaudited)                                            (Unaudited)

    Net loss                                        $  (935,248)    $  (615,127)    $  (913,082)    $  (554,620)    $(2,590,218)
    Adjustments to reconcile net loss to net
        cash used in operating activities:
            Depreciation and amortization                54,739          44,536          58,615          57,250         197,596
            Increase (decrease) in:
                 Prepaid and other current
                     assets                              (5,687)          1,543           6,205           4,843         (13,034)
                 Accounts payable and
                     accrued liabilities                184,690         145,778         198,815          52,844         455,819
                 Accrued interest - related
                     parties                            102,424          42,981          66,614          25,787         195,019
                 Due to ADTI                            (47,273)        (66,568)        (76,226)        135,608         124,915
                                                    -----------     -----------     -----------     -----------     -----------
        Net cash used in operating activities          (646,355)       (446,857)       (659,059)       (278,288)     (1,629,903)
                                                    -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
    Purchase of furniture and equipment                 (61,890)        (14,325)        (14,259)         (1,834)        (81,783)
                                                    -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Capital contributions                                  --              --              --              --            50,000
    Proceeds from notes payable - related
      parties                                           706,621         442,459         663,507         299,917       1,670,046
                                                    -----------     -----------     -----------     -----------     -----------

        Net cash flows from financing
            activities                                  706,621         442,459         663,507         299,917       1,720,046
                                                    -----------     -----------     -----------     -----------     -----------

INCREASE (DECREASE) IN CASH                              (1,624)        (18,723)         (9,811)         19,795           8,360

CASH, at beginning of period                              9,984          19,795          19,795            --              --
                                                    -----------     -----------     -----------     -----------     -----------

CASH, at end of period                              $     8,360     $     1,072     $     9,984     $    19,795     $     8,360
                                                    ===========     ===========     ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
    Cash paid for:
        Interest                                    $    27,757     $    14,602     $    18,446     $     2,561     $    48,764
                                                    ===========     ===========     ===========     ===========     ===========
        Investment in ADTI, received in
            exchange for capital                    $      --       $      --       $      --       $      --       $   542,740
                                                    ===========     ===========     ===========     ===========     ===========


                                      See accompanying notes to these financial statements.

                                                               F-12

                              DISPLAY OPTICS, LTD.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

     Nature of Operations - Display Optics, Ltd. ("DOL") was formed as a limited partnership under the laws of the state of Colorado in December 1993. DOL is engaged primarily in developing and manufacturing full color video display systems. DOL's system uses a light valve projector currently available or other suitable alternatives to project high intensity images through optic fibers to a fiber optic screen.

     Development Stage Company/Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. DOL is in the development stage, as it has not yet commenced principal operations and has not yet realized significant revenues from its planned operations. Since inception, DOL has devoted most of its efforts on raising capital and developing the technology. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise and DOL has incurred substantial losses since inception and has few liquid assets. These issues raise substantial doubt about DOL's ability to continue as a going concern. DOL's continued existence is dependent upon its ability to: develop its technology into a commercially viable product; successfully market its product; obtain additional sources of funding through outside financing or equity investments; and achieve and maintain profitable operations.

     Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, DOL considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives (ranging from 3 to 5 years) of the respective assets. Depreciation expense for the year ended June 30, 1996 was $3,310.

     Intangibles - Intangibles include the patents and technology related to DOL's video display systems. This intangible is being amortized over 7.5 years. Amortization expense for the year ended June 30, 1996 was $55,305.

     Research and Development - Research and development costs for new products or product improvements are charged to expense as incurred.

     Income Taxes - No provision has been made for income taxes since DOL is a limited partnership. As such, the partners of DOL will report DOL's taxable income or loss on their individual income tax returns.

     Impairment of Long-Lived Assets - Effective July 1, 1996, the Company adopted Financial Accounting Standards Board Statement 121 (FAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted

                              DISPLAY OPTICS, LTD.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     cash flow value is required. The adoption of FAS 121 had no effect on the unaudited March 31, 1997 financial statements.

     Use of Estimates - The preparation of DOL's financial statements in conformity with generally accepted accounting principles requires DOL's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Stock-Based Compensation - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. DOL has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

     Unaudited Information - The statement of operations for the nine-month periods ended March 31, 1997 and 1996 was taken from DOL's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the results of operations for the nine months ended March 31, 1997 and 1996. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.


2. NOTES PAYABLE - RELATED PARTIES:
   -------------------------------

     DOL has loans from partners in DOL, Display Group, LLC (Group), and members in Group. Group is the managing general partner in DOL. These loans are due on demand and are convertible into partnership interests of DOL and are ultimately convertible into shares of common stock of ADTI. In May 1997, as part of the exchange agreement with ADTI, Group, and the owners of Group and DOL (see Note 6), these notes were converted into shares of ADTI common stock and Series C preferred stock. Furthermore, all accrued interest due to the note holders was forgiven as part of the agreement.


3. RELATED PARTY TRANSACTION:
   -------------------------

     Advance Display Technologies, Inc. (ADTI) is a general partner of DOL. For financial reporting purposes, DOL is considered as a research and development partnership. As a result, all revenue and expenses earned and incurred by DOL are also recorded as revenue and expense on the financial statements of ADTI.

                              DISPLAY OPTICS, LTD.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     DOL has a $172,382 payable to ADTI as of June 30, 1996. This balance represents amounts advanced to DOL by ADTI for research and development.


4. COMMITMENT:
   ----------

     DOL leased office, research and development and manufacturing space under a lease extending to December 31, 1998 at a monthly rental of $1,698. Effective June 1, 1997, ADTI assumed the lease obligation. ADTI extended the facility by 50% which increased the monthly rental fee to $2,546 effective August 1, 1997.

     In June of 1995, DOL entered into a sublease for additional office space at a monthly rate of approximately $1,600 plus a percentage of shared expenses. This lease expired on June 30, 1997 and the premises were vacated. Total rental expense was $43,596 and $23,039 for the years ended June 30, 1996 and 1995, respectively.


5. PARTNERS' CAPITAL:
   -----------------

     DOL  was  organized  as  a  limited   partnership  in  December  1993.  The
     Partnership allows for the limited partners to receive 99% of all distributions of available net cash flow until each partner has received, on a cumulative basis, an amount equal to approximately 150% of their contributions. ADTI, one of the general partners in DOL, will receive 99% of all distributions thereafter.

     The limited partnership interests are convertible into shares of ADTI common stock. In May 1997, as part of the exchange agreement with ADTI, Group, and the owners of Group and DOL (see note 6), these ownership interests were converted into shares of ADTI common stock and Series C preferred stock.


6. SUBSEQUENT EVENT:
   ----------------

     In May 1997, DOL entered into an exchange agreement with ADTI, Group, and the owners of Group and DOL. Under the terms of the agreement, all partnership interests in DOL, membership interests in Group, convertible debt and Series B preferred stock of ADTI held by certain investors were exchanged for shares of ADTI common stock and Series C Preferred Stock, thereby resulting in DOL and Group becoming wholly-owned subsidiaries of ADTI. The exchanging parties were issued shares of ADTI common stock at the same conversion rate to which they were entitled prior to the exchange. The Series C Preferred Stock issued as part of the exchange entitles holders to receive dividends if declared by the Board of Directors totaling, in the aggregate, $.83 per share. Dividends on the Series C Preferred Stock shall be paid before any dividends or other distributions shall be declared or paid on ADTI's common stock. ADTI may elect to redeem some or all of the

                              DISPLAY OPTICS, LTD.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     Series C Preferred Stock, at its option, at the preferred stock's liquidation value of $.67 plus any unpaid dividends. Holders may require ADTI to redeem the Series C Preferred Stock any time after ADTI has fully paid the dividend of $.83 per share or at any time after a change in control of ADTI, as defined. If redemption, is done at the election of the holder, ADTI has the option to redeem the Series C Preferred Stock by issuance of either cash or ADTI's common stock.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Display Group, LLC
Denver, Colorado


We have audited the balance sheet of Display Group, LLC ("Group") as of June 30, 1996 and the related statements of operations, changes in members' capital and cash flows for the year ended June 30, 1996 and the period from inception (March 15, 1995) to June 30, 1995. These financial statements are the responsibility of Group's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presenta tion. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Display Group, LLC as of June 30, 1996 and the results of its operations and its cash flows for the year ended June 30, 1996 and the period from inception (March 15, 1995) to June 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Group will continue as a going concern. As discussed in Note 1 to the financial statements, Group has incurred substantial losses from operations and is in the development stage, as it has not yet commenced principal operations and has not yet realized significant revenues. These factors raise substantial doubt about Group's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 1. The financial statements do not
include  any   adjustments   that  might   result  from  the  outcome  of  these
uncertainties.




HEIN + ASSOCIATES LLP

Denver, Colorado
June 16, 1997

                               DISPLAY GROUP, LLC
                          (A Development Stage Company)

                                 BALANCE SHEETS



                                                    March 31,         June 30,
                                                      1997              1996
                                                   -----------      -----------
                                                   (Unaudited)

                                     ASSETS
                                     ------
CURRENT ASSETS:
    Cash                                           $     2,641      $    54,355
    Interest receivable - DOL                          109,785           46,103
    Notes receivables - DOL                            932,925          877,425
                                                   -----------      -----------
         Total current assets                        1,045,351          977,883

INTANGIBLE ASSETS                                      225,000          225,000
                                                   -----------      -----------

TOTAL ASSETS                                       $ 1,270,351      $ 1,202,883
                                                   ===========      ===========


                        LIABILITIES AND MEMBERS' CAPITAL
                        --------------------------------

CURRENT LIABILITIES:
    Accrued interest payable to members            $   161,948      $    67,567
    Line-of-credit                                     299,505          299,505
    Notes payable to members                           762,400          757,400
                                                   -----------      -----------
         Total current liabilities                   1,223,853        1,124,472

COMMITMENT AND CONTINGENCY (Note 4)

MEMBERS' CAPITAL:
    Members' capital                                   103,127          103,127
    Accumulated deficit                                (56,629)         (24,716)
                                                   -----------      -----------
         Total members' capital                         46,498           78,411
                                                   -----------      -----------

TOTAL LIABILITIES AND MEMBERS' CAPITAL             $ 1,270,351      $ 1,202,883
                                                   ===========      ===========











              See accompanying notes to these financial statements.

                                                   DISPLAY GROUP, LLC
                                              (A Development Stage Company)

                                                STATEMENTS OF OPERATIONS
                                                                                          FOR THE        CUMULATIVE
                                                                                         PERIOD FROM        FROM
                                                                                         INCEPTION        INCEPTION
                                                FOR THE NINE              FOR THE        (MARCH 15,      (MARCH 15,
                                                MONTHS ENDED               YEAR             1995)           1995)
                                                  MARCH 31,               ENDED           THROUGH         THROUGH
                                         ---------------------------     JUNE 30,         JUNE 30,        MARCH 31,
                                             1997           1996           1996             1995            1997
                                         -------------  ------------     ---------       ----------       ----------
                                                 (Unaudited)                                             (Unaudited)

INTEREST INCOME - DOL                    $  84,529        $  37,928      $  59,671        $   5,335        $ 149,535

COSTS AND EXPENSES:
    General and administrative               2,240            5,008          5,018              235            7,493
    Interest expense - members             114,202           49,076         79,083            5,386          198,671
                                         ---------        ---------      ---------        ---------        ---------
         Total costs and expenses          116,442           54,084         84,101            5,621          206,164
                                         ---------        ---------      ---------        ---------        ---------

NET LOSS                                 $ (31,913)       $ (16,156)     $ (24,430)       $    (286)       $ (56,629)
                                         =========        =========      =========        =========        =========






                                  See accompanying notes to these financial statements.

                                                          F-19

                                                   DISPLAY GROUP, LLC
                                              (A Development Stage Company)

                                        STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
                                     FOR THE PERIOD FROM MARCH 15, 1995 (INCEPTION)
                                           THROUGH MARCH 31, 1997 (UNAUDITED)



                                                       Members'           Accumulated
                                                       Capital             Deficit               Total
                                                       -------             ----------           --------

MEMBERS' CAPITAL, March 15, 1995 (Inception)           $   --               $  --               $   --

    Capital contributions                                91,668                --                 91,668
    Net loss                                               --                  (286)                (286)
                                                       --------            --------             --------

MEMBERS' CAPITAL, June 30, 1995                          91,668                (286)              91,382

    Capital contributions                                11,459                --                 11,459
    Net loss                                               --               (24,430)             (24,430)
                                                       --------            --------             --------

MEMBERS' CAPITAL, June 30, 1996                         103,127             (24,716)              78,411

    Net loss (unaudited)                                   --               (31,913)             (31,913)
                                                       --------            --------             --------

MEMBERS' CAPITAL, March 31, 1997 (Unaudited)           $103,127            $(56,629)            $ 46,498
                                                       ========            ========             ========











                                  See accompanying notes to these financial statements.

                                                          F-20


                                                       DISPLAY GROUP, LLC
                                                  (A Development Stage Company)

                                                    STATEMENTS OF CASH FLOWS

                                                                                                         FOR THE        CUMULATIVE
                                                                                                       PERIOD FROM         FROM
                                                                                                        INCEPTION       INCEPTION
                                                              FOR THE NINE               FOR THE        (MARCH 15,      (MARCH 15,
                                                              MONTHS ENDED                YEAR            1995)            1995)
                                                                MARCH 31,                 ENDED          THROUGH           THROUGH
                                                        ---------------------------      JUNE 30,        JUNE 30,         MARCH 31,
                                                            1997           1996            1996            1995            1997
                                                        -----------     -----------    ------------     -----------     ------------
                                                                (Unaudited)                                             (Unaudited)

    Net loss                                            $   (31,913)    $   (16,156)    $   (24,430)    $      (286)    $   (56,629)
    Adjustments to reconcile net loss to net
        cash (used in) provided by operating
        activities:
            Increase (decrease) in:
                 Accrued interest payable to
                   members                                   93,355          36,578          62,742           2,830         158,927
                 Interest receivable - DOL                  (62,656)        (25,430)        (43,329)           (779)       (106,764)
                                                        -----------     -----------     -----------     -----------     -----------
        Net cash (used in) provided by
            operating activities                             (1,214)         (5,008)         (5,017)          1,765          (4,466)
                                                        -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Advances to DOL                                         (55,500)       (438,459)       (659,507)       (217,918)       (932,925)
    Purchase of note receivable and security
     interest                                                  --          (225,000)       (225,000)           --          (225,000)
                                                        -----------     -----------     -----------     -----------     -----------
        Net cash used in investing activities               (55,500)       (663,459)       (884,507)       (217,918)     (1,157,925)
                                                        -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Capital contributions                                      --            11,459          11,459          91,668         103,127
    Proceeds from notes payables to
     members                                                  5,000         612,400         757,400            --           762,400
    Proceeds from line-of-credit                               --              --           129,505         170,000         299,505
                                                        -----------     -----------     -----------     -----------     -----------
        Net cash flows provided by financing
            activities                                        5,000         623,859         898,364         261,668       1,165,032
                                                        -----------     -----------     -----------     -----------     -----------

INCREASE (DECREASE) IN CASH                                 (51,714)        (44,608)          8,840          45,515           2,641

CASH, at beginning of period                                 54,355          45,515          45,515            --              --
                                                        -----------     -----------     -----------     -----------     -----------

CASH, at end of period                                  $     2,641     $       907     $    54,355     $    45,515     $     2,641
                                                        ===========     ===========     ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION -
    Cash paid for -
        Interest                                        $    19,821     $    12,498     $    14,339     $     2,561     $    36,721
                                                        ===========     ===========     ===========     ===========     ===========


                                      See accompanying notes to these financial statements.

                                                               F-21

                               DISPLAY GROUP, LLC
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

     Nature of Operations - Display Group, LLC ("Group") was formed as a limited liability company under the laws of the state of Colorado in March 1995. Group was formed for the purpose of becoming the managing general partner in Display Optics, Ltd. (DOL). Group has no operating activities and is engaged primarily in raising capital (primarily from its members) which was, for the most part, loaned to DOL to fund its operations.

     Development Stage Company/Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Group is in the development stage, as it has not yet commenced principal operations and has not yet realized significant revenues from its planned operations. Since inception, Group has devoted most of its efforts on raising capital which, for the most part, has been advanced to DOL. Its proposed operations, currently through DOL, are subject to all of the risks inherent in the establishment of a new business enterprise and Group has incurred losses since inception and has no liquid assets. These issues raise substantial doubt about Group's ability to continue as a going concern. Group's continued existence is dependent upon its ability to: have DOL develop its technology into a commercially viable product; successfully assist DOL to market the product; obtain additional sources of funding through outside financing or equity investments; and achieve and maintain profitable operations.

     Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, Group considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Intangibles - Intangibles include the costs incurred primarily to protect DOL's interest in certain existing technology (see Note 4). This intangible will be amortized over five years.

     Income Taxes - No provision has been made for income taxes since Group is a limited liability company. As such, the members of Group will report Group's taxable income or loss on their individual income tax returns.

     Impairment of Long-Lived Assets - Effective July 1, 1996, Group adopted Financial Accounting Standards Board Statement 121 (FAS 121). In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. The adoption of FAS 121 had no effect on the unaudited March 31, 1997 financial statements.

                               DISPLAY GROUP, LLC
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     Use of Estimates - The preparation of Group's financial statements in conformity with generally accepted accounting principles requires Group's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Stock-Based Compensation - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. Group has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

     Unaudited Information - The statement of operations for the nine-month periods ended March 31, 1997 and 1996 was taken from Group's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals), which are necessary to properly reflect the results of operations for the nine months ended March 31, 1997 and 1996. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.


2. NOTES RECEIVABLES - DOL:
   -----------------------

     Group has made loans to DOL to fund its operations. These loans are due on demand, are secured by essentially all of DOL's assets, and are ultimately convertible into shares of common stock of ADTI. These loans accrue interest at 10% per annum and mature in December 1998. As of June 30, 1996, Group had made loans to DOL totaling $877,425. In May 1997, as part of the exchange agreement with ADTI, Group, and the owners of Group and DOL (see
     Note 6), these notes were converted into shares of ADTI common stock and Series C preferred stock, which in turn, were used to satisfy a portion of the conversion obligations of Group's notes payable (see Note 3).


3. NOTES PAYABLE AND LINE-OF-CREDIT:
   --------------------------------

     Group has available $300,000 under a line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the lenders prime rate plus 1%, payable quarterly with outstanding principal due July 3, 1997. This note is personally guaranteed by four of Group's members. The outstanding balance on this line-of-credit was $299,505 at both June 30, 1996 and 1995. In May 1997, the line-of-credit was transferred to the guarantors of the line in exchange for shares of ADTI common stock. Group has no further obligation under this line.

                               DISPLAY GROUP, LLC
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     Group also has loans from its members. These loans are due on demand and are convertible into partnership interests of DOL and are ultimately convertible into shares of common stock of ADTI or a membership interest in Group. These loans accrue interest at prime plus 3% per annum. In May 1997, as part of the exchange agreement with ADTI, Group, and the owners of Group and DOL (see Note 6), these notes were converted into shares of ADTI common stock and Series C preferred stock. Furthermore, all accrued interest due to the note holders was forgiven as part of the agreement.


4. COMMITMENT AND CONTINGENCY:
   --------------------------

     During fiscal 1996, Group brought action in Colorado against American Consolidated Growth Corporation (ACGC) under the default provisions of a debenture which served as collateral for a note in the principal amount of $2,175,000. This note was purchased by Group from the Resolution Trust Company (RTC) for $225,000. Because the purchase of the note by Group protected the ownership of the technology from unaffiliated parties, Group has capitalized the costs to acquire this note as an intangible which will be amortized over five years.

     In a complex series of transactions, the RTC acquired this note which was executed by a Texas corporation and guaranteed by the sole shareholder of that corporation. The debenture, which served as collateral for the note was acquired by Group and was initially collateralized by ADTI's technology which was contributed as capital to DOL. In connection with its actions against ACGC and pending final judgment, Group has been awarded temporary ownership rights of approximately 1,400,000 shares of ADTI's common stock held by ACGC. Group contends that these shares were the proceeds from the exchange of the technology from ACGC to ADTI.

     Group also brought action in Texas against the payor and guarantor on the note seeking payment on the note in the principal amount of $2,175,000 plus interest (18% per annum default rate). In defense of this civil action, defendants have raised as an affirmative defense and counterclaim an alleged agreement which the defendants claim obligated ADTI to relieve ACGC from liability on a debenture in the amount of $2,175,000 and implicitly contend that this would have discharged defendants' liability to Group on the Note and Guarantee. Group was not a party to the alleged agreement and the counterclaim does not address how, if at all, Display Group is obligated on the agreement.


5. SUBSEQUENT EVENT:
   ----------------

     In May 1997, Group entered into an exchange agreement with ADTI, DOL, and the owners of Group and DOL. Under the terms of the agreement, all member interests in Group, partnership interests in DOL, convertible debt and Series B preferred stock held by certain investors were exchanged for shares of ADTI common stock and Series C Preferred Stock, thereby resulting in Group and DOL becoming wholly-owned subsidiaries of ADTI. The exchanging parties were issued shares of ADTI common stock at the same conversion rate to which they were entitled prior to the exchange. The Series C Preferred Stock issued as part of the exchange entitles holders to receive dividends,

                               DISPLAY GROUP, LLC
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
             (Information Subsequent to June 30, 1996 is Unaudited)


     if declared by the Board of Directors, totaling, in the aggregate, $.83 per share. Dividends on the Series C Preferred Stock shall be paid before any dividends or other distributions shall be declared or paid on ADTI's common stock. ADTI may elect to redeem some or all the Series C Preferred Stock, at its option, at the preferred stock's liquidation value of $.67 plus any unpaid dividends. Holders may require ADTI to redeem the Series C Preferred Stock any time after ADTI has fully paid the dividend of $.83 per share or at any time after a change in control of ADTI, as defined. If redemption, is done at the election of the holder, ADTI has the option to redeem the Series C Preferred Stock by issuance of either cash or ADTI's common stock.

                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              ADVANCE DISPLAY TECHNOLOGIES, INC.
                                              ----------------------------------
                                                                    (Registrant)



Date:  September 29, 1997                                   /s/  DARRELL D. AVEY
                                                  ------------------------------
                                                                 Darrell D. Avey
                                                           Chairman of the Board
                                                  Acting Chief Financial Officer